Exhibit 3(a)

                          RESTATED

                CERTIFICATE OF INCORPORATION

                             of

                 CENTRAL TELEPHONE COMPANY


            Original Certificate of Incorporation
                   Filed under the Name of
                      New Centel, Inc.
                      December 14,1970

     Duly Adopted by the Board of Directors in Accordance with the Provisions of Delaware General Corporation Code Section 245.

     This Restated Certificate only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as previously amended and supplemented, and there is no discrepancy between the Certificate of Incorporation as amended and supplemented and the provisions of this Restated Certificate.

     First: The name of the corporation (which is hereinafter referred to as the "Corporation") is

                  CENTRAL TELEPHONE COMPANY

     Second: The principal office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its resident agent therein is The Corporation Trust Company, and the address of said resident agent is 1209 Orange Street, in said City, County and State.

     Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is three million two hundred nineteen thousand nine hundred ninety-nine (3,219,999) shares, of which nine hundred sixty- nine thousand nine hundred ninety-nine (969,999) shares shall be Cumulative Preferred Stock without par value, and two million two hundred fifty thousand (2,250,000) shares shall be Common Stock without par value.

     A description of said different classes of stock and a statement of the relative rights of the holders of stock of such classes and the designations, preferences and participating, voting, optional or other special rights and the qualifications, limitations or restrictions thereof, of the stock of such classes are as follows:

  (1) The authorized shares of Cumulative Preferred Stock without par value shall be issued in series, as follows:

           35,000  shares of the stated value of $50 per share
                       as Cumulative Preferred Stock, $2.50
                       Dividend Series,
           86,675  shares of the stated value of $25 per share
                       as Cumulative Preferred Stock, $1.24
                       Dividend Series,
           4,852    shares of the stated value of $100 per share
                       as Cumulative Preferred Stock, $5
                       Dividend Series,
           24,000  shares of the stated value of $100 per share
                       as Cumulative Preferred Stock, $4.70
                       Dividend Series,

and the authorized shares of Cumulative Preferred Stock without par value not so issued shall be issued in one or more other series and with such designation for each such series sufficient to distinguish the shares thereof from the shares of all other series and classes as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. Authority is hereby expressly vested in the Board of Directors to divide, and to provide for the issue from time to time of, authorized and unissued Cumulative Preferred Stock in series and to fix, prior to the issue of any shares of such series, to the extent permitted by the law of the State of Delaware, the voting powers, designations, preferences and relative, participating, optional or other rights not fixed herein or in an amendment hereto of shares of such series. All shares of Cumulative Preferred Stock of any one series shall be identical with each other share of the same series in all respects, except that if issued at different times such shares of the same series may, as hereinafter in Section (2) in this Article Fourth provided, differ as to the dates from which dividends thereon shall be cumulative.

     The shares of Cumulative  Preferred Stock of all series are for convenience
of  reference   sometimes   collectively   designated  in  this  Certificate  of
Incorporation as "Cumulative
Preferred Stock."

     (2) The holders of the Cumulative Preferred Stock of each series shall be entitled to receive out of the net profits or the net assets in excess of capital or any surplus of the Corporation at the time legally available for the payment of dividends under the law of the State of Delaware, hereinafter in this Certificate of Incorporation referred to as "net profits or surplus", but only as and when declared by the Board of Directors, dividends on each share at the rate fixed for such series herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, and no more, payable in cash. Such dividends shall be payable quarterly on the last days of March, June, September and December in each year. Such dividends may be declared and/or paid before, during or after the period with respect to which they are payable, but shall not be in arrears until after the date as of which such dividends for any such period are payable.

     Such dividends on the Cumulative Preferred Stock shall be deemed to accrue from day to day, whether or not earned or declared, and shall commence to accrue on each share thereof:

          (a) from such date, if any, as may be fixed by the Board of Directors prior to the issue thereof; or

          (b) if no such date is fixed, then from the date of issue thereof;

and shall be cumulative from the date on which such dividends commence to accrue.

     If cumulative dividends shall not have been fully paid or declared and set apart for payment on each share of the Cumulative Preferred Stock, the amount of the deficiency (without interest) shall be fully paid, or dividends in such amount declared and set apart for payment, before any dividends are paid or declared or set apart for payment on the Common Stock and before any sum or sums shall be paid or set apart for the purchase, retirement or redemption of any shares of any class of stock of the Corporation. No dividend shall be declared or paid on any share of Cumulative Preferred Stock at any time when less than the full amount of cumulative dividends which have accrued and become payable on all shares of the Cumulative Preferred Stock have been paid or declared and set apart for payment on such shares, unless the same proportion of the amount of the dividends then accrued and which have become payable on each share of the Cumulative Preferred Stock is paid or declared and set apart for payment on each such share.

     (3) Out of any net profits or surplus of the Corporation remaining after cumulative dividends upon the Cumulative Preferred Stock for all past dividend periods, together with the current quarterly dividends, shall have been fully paid or declared and set apart for payment and provided that the Corporation shall not be in default in respect of any sinking or purchase fund requirement applicable in respect of any of the Cumulative Preferred Stock, then and not otherwise and subject to such limitations as may be provided herein for the benefit of any series of Cumulative Preferred Stock or in the resolution or resolutions of the Board of Directors providing for the issue of any series of Cumulative Preferred Stock, if all conditions thereto hereinabove referred to have been met, then the Board of Directors may declare and pay dividends or declare and make distributions upon the Common Stock of the Corporation, and no holder of Cumulative Preferred Stock shall, as such, be entitled to share in such dividends or distributions.

     (4) The Cumulative Preferred Stock shall be preferred over the Common Stock as to both earnings and assets, and in the event of any liquidation, dissolution or winding up of the Corporation or any reduction of its capital resulting in the distribution of any of its assets to its stockholders, the holders of the Cumulative Preferred Stock shall be entitled to receive for each share thereof an amount equal to the stated value thereof, if such liquidation, dissolution, winding up or reduction of capital be involuntary, and the current redemption price thereof payable upon redemption at the option of the Corporation (unless any such shares shall not be redeemable at the option of the Corporation, in which case the stated value thereof shall be distributable in respect of such shares) if such liquidation, dissolution, winding up or reduction of capital be voluntary, together in all cases with an amount equal to cumulative dividends accrued and unpaid thereon to the date of distribution, before any distribution of any assets shall be made to the holders of the Common Stock. After receipt of the amounts to which they are entitled, as aforesaid, the holders of the Cumulative Preferred Stock shall be entitled to no further participation in such distribution and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Cumulative Preferred Stock, to share, ratably, in all assets of the Corporation remaining. If, upon any such liquidation, dissolution, winding up or reduction of its capital resulting in the distribution of any of its assets to its stockholders, the assets distributable among the holders of the Cumulative Preferred Stock shall be insufficient to permit the payment in full to such holders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed among the holders of the Cumulative Preferred Stock then outstanding, ratably, in proportion to the full preferential amounts to which they are respectively entitled.

     Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or distribution of assets within the meaning of any of the provisions of this Certificate of Incorporation; provided, however, that this paragraph shall not be construed to be a limitation of or a restriction upon the preferential rights of the holders of the Cumulative Preferred Stock.

     (5) Subject to the limitations imposed by Section (2) of this Article Fourth and to any other limitations as to any series provided herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, at the election of the Corporation, to be exercised by resolution of its Board of Directors, the whole or any part of any one or more series of the Cumulative Preferred Stock may be redeemed at any time and from time to time upon not less than thirty nor more than sixty days' previous notice given in such manner as may be prescribed by the by-laws or by resolution of the Board of Directors at the price for the shares to be redeemed fixed herein or in the resolution or resolutions providing for the issue of such shares adopted by the Board of Directors and, in all cases, plus an amount equal to all cumulative dividends accrued and unpaid on such shares to the date of redemption, but without interest on the amount so payable. In the event that a part and not the whole of any series of the Cumulative Preferred Stock shall be redeemed, the shares to be redeemed shall be determined in such manner, either by lot or pro rata among the holders of shares of such series, or otherwise, as shall be prescribed herein or, in the absence of such prescription, by the by-laws or by resolution of the Board of Directors. The Board of Directors shall have the authority to increase or decrease the amount to be redeemed from any holder so as to avoid fractional shares. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in the payment of the redemption price not later than the redemption date so fixed, all dividends on the shares so called for redemption shall cease to accumulate or accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, including all cumulative dividends accrued and unpaid to the date of redemption (without interest thereon as aforesaid), shall cease and determine. At any time before the redemption date the Corporation may deposit in trust the funds necessary for such redemption with a bank or trust company, to be designated in the notice of such redemption, doing business in the City of Chicago and State of Illinois or in the City and State of New York, and having capital, surplus and undivided profits aggregating at least $5,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the certificates evidencing such shares, then, upon the giving of the notice of such redemption, as herein above provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected or authorization therefor given shall, whether or not the certificates for such shares shall be surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares (i) to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest, or (ii) to exercise any privilege of conversion which shall not theretofore have terminated. Any funds so deposited, which shall not be required for the payment of the redemption price of such shares by reason of the exercise of any right of conversion subsequent to the date of such deposit shall be paid over to the Corporation forthwith. At the expiration of six years after the redemption date, any such funds then remaining on deposit with such bank or trust company shall be paid over to the Corporation, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Corporation for amounts equal to their pro rata portion of the funds so paid over, without interest. Any interest or other accretions to funds deposited with such bank or trust company shall belong to the Corporation.

     The provisions of this Section (5) with respect to the method and effect of redemption shall be applicable to the redemption of shares pursuant to any sinking fund created for any series of the Cumulative Preferred Stock as well as to the optional redemption of shares of Cumulative Preferred Stock, except to the extent, if any, that the terms of such sinking fund, as fixed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, shall expressly otherwise provide. Subject to the provisions hereof, the Board of Directors shall have power to prescribe from time to time the manner in which Cumulative Preferred Stock shall be redeemed.

     (6) Subject to the limitations imposed by Section (2) of this Article Fourth, nothing herein contained shall limit the right of the Corporation to purchase any shares of the Cumulative Preferred Stock for any legal purpose.

     (7)  So long as any shares of the Cumulative Preferred
Stock shall be outstanding:

          (a)  the Corporation shall not, without the
     affirmative vote or the written consent of the holders of two-thirds of all shares of the Cumulative Preferred
     Stock, as one class, outstanding at the time or as of a record date fixed by the Board of Directors or by the by-laws, create or authorize any stock of any class which shall be prior in rank to such shares of the Cumulative Preferred Stock with respect to the payment of dividends or the distribution of assets, or amend this Certificate of Incorporation so as adversely to affect any of the preferences or other rights of the holders of the Cumulative Preferred Stock; provided, that if any such amendment would adversely affect any of the preferences or other rights of the holders of one or more, but less than all, of the respective series of the Cumulative Preferred Stock, the holders of two-thirds or more of the shares of the Cumulative Preferred Stock outstanding and voting affirmatively for or consenting to such amendment, as required, shall include the holders of at least two-thirds of the shares of each such series so adversely affected; and

          (b)  the Corporation shall not, without the
     affirmative vote or the written consent of the holders of a majority of the shares of the Cumulative Preferred
     Stock, as one class, outstanding at the time or as of a record date fixed by the Board of Directors or by the by-laws, (i) create or authorize any stock of any class ranking on a parity with the Cumulative Preferred Stock with respect to the payment of dividends or the distribution of assets or increase the number of authorized shares of the Cumulative Preferred Stock, or (ii) dissolve, liquidate or wind up the Corporation or its affairs or consolidate with or merge into any other corporation under applicable statutory procedure or make any sale, transfer, lease or exchange of the property and business of the Corporation as or substantially as an entirety, but this provision shall not be applicable to a mortgage or pledge.

     (8) If no dividends or less than full cumulative dividends shall have been paid for four quarterly dividend periods, whether or not such periods are consecutive, on any of the Cumulative Preferred Stock or if the Corporation shall fail in any year to fulfill the requirements of the sinking fund or purchase fund with respect to any series of the Cumulative Preferred Stock entitled to the benefit of a sinking fund or purchase fund and the terms of such sinking fund or purchase fund shall so provide, the holders of the Cumulative Preferred Stock, as a class, shall, at all meetings held for the election of directors until full cumulative dividends for all past quarterly dividend periods and the current quarterly dividend period on all of the Cumulative Preferred Stock shall have been paid or declared and set apart for payment and until all such sinking fund or purchase fund requirements which have matured shall have been fulfilled, possess voting power to the exclusion of the holders of the Common Stock to elect the smallest number constituting a majority of the directors to be elected and the holders of the Common Stock shall possess voting power to the exclusion of the holders of the Cumulative Preferred Stock to elect the largest number constituting a minority of the directors then to be elected. Whenever the holders of shares of the Cumulative Preferred Stock shall acquire the right to elect a majority of the directors, a special meeting of the stockholders shall be called by or on the order of a majority of the directors or by or on the written request of any holder of shares of the Cumulative Preferred Stock then outstanding who has held his stock for a period of not less than six months, for the purpose of electing a new Board of Directors, such meeting to be held on not less than fifteen nor more than thirty days' notice, provided, however, that no such special meeting shall be called if an annual meeting of the stockholders is to be held within sixty days after the holders of shares of the Cumulative Preferred Stock shall have become entitled to exercise such right of election. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon any election of directors by the holders of shares of the Cumulative Preferred Stock in accordance with the foregoing provisions, regardless of whether or not the holders of shares of the Common Stock shall have elected the remaining directors of the Corporation; and unless and until such remaining directors of the Corporation shall be elected by the holders of shares of the Common Stock, the number of directors, for the purpose of determining the existence of a quorum or the validity of any action taken, shall, notwithstanding any other provision hereof, be deemed to be the number of directors elected by the holders of shares of the Cumulative Preferred Stock. Whenever the right of the holders of shares of the Cumulative Preferred Stock to elect a majority of the directors shall terminate, a special meeting of the stockholders shall be called by or on the order of a majority of the directors or by or on the written request of any holder of shares of the Common Stock then outstanding who has held his stock for a period of not less than six months, for the purpose of electing a new Board of Directors, such meeting to be held on not less than fifteen nor more than thirty days' notice, provided, however, that no such special meeting shall be called if an annual meeting of the stockholders is to be held within sixty days after the right of the holders of shares of the Cumulative Preferred Stock to elect a majority of the directors shall terminate. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon the election of directors by the holders of shares of the Cumulative Preferred Stock and the Common Stock with equal voting rights per share in respect of all the directors then to be elected. If, during any interval between meetings of stockholders for the election of directors while the holders of shares of the Cumulative Preferred Stock shall be entitled to elect a majority of the directors, the number of directors in office who have been elected by the holders of shares of the Cumulative Preferred Stock or the Common Stock, as the case may be, shall become less than the total number of directors which the holders of shares of such class are entitled to elect, whether by reason of the resignation, death or removal of any director or directors, or an increase in the total number of directors, the vacancy or vacancies shall be filled by a majority vote of the directors then in office who were elected by the holders of the shares of such class or whose predecessors were so elected. Any director may be removed from office by vote of the holders of a majority of the shares of the class of stock voted for his election or for his predecessor in cases where such director was elected by other directors. A special meeting of the holders of shares of either class may be called by a majority of the directors then in office who were elected by the holders of the shares of such class or whose predecessors were so elected, for the purpose of removing a director in accordance with the foregoing provisions and shall be called by or on the written request of the holders of not less than 15% of the outstanding shares of the class entitled to vote with respect to the removal of any such director, such meeting to be held on not less than fifteen nor more than thirty days' notice. At any meeting of stockholders when the holders of shares of the Cumulative Preferred Stock shall be entitled to vote for the election of a majority of the directors, the absence of a quorum of the holders of shares of the Cumulative Preferred Stock or of the holders of shares of the Common Stock shall not prevent an election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of shares of such other class is present in person or by proxy at such meeting. For the purposes of such election, a quorum shall consist of holders of not less than a majority of the issued and outstanding shares of the class. In the absence of a quorum of the holders of shares of either such class, a majority of those holders of shares of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the holders of the requisite number of shares of such class shall be present in person or by proxy.

     (9) Except as otherwise specifically provided in this Article Fourth or as may be provided by the Board of Directors in respect of any series of Cumulative Preferred Stock prior to the issue of any shares of such series pursuant to the authority vested in the Board of Directors by Section (1) of this Article Fourth or as required by law, each share of each class of stock of the Corporation shall represent one vote which may be voted upon all measures, including the election of directors. The election of directors need not be by ballot unless so provided in the by-laws. Except as otherwise expressly provided in this Article Fourth or by law, at all meetings of stockholders a quorum for the transaction of any business shall consist of the holders of such number of shares, represented in person or by proxy, as shall be entitled to cast a majority of the votes which might be cast by the holders of all of the shares of the Corporation issued, outstanding and entitled to be voted upon such business and, except as otherwise expressly provided in this Article Fourth or by law, the affirmative vote of a majority of such quorum shall suffice to adopt any measure.

     (10) Additional terms of the respective series of Cumulative Preferred Stock are:

                             A.

    THE CUMULATIVE PREFERRED STOCK, $2.50
    DIVIDEND SERIES

     1.   The dividend rate on the Cumulative Preferred Stock,
$2.50 Dividend Series, shall be $2.50 per annum.

     2. The price payable upon redemption at the option of the Corporation of Cumulative Preferred Stock, $2.50 Dividend Series, shall be Fifty Two Dollars and Fifty Cents ($52.50) per share.

                             B.

    THE CUMULATIVE PREFERRED STOCK, $1.24
    DIVIDEND SERIES

     1.   The dividend rate on the Cumulative Preferred Stock,
$1.24 Dividend Series, shall be $1.24 per annum.

     2. The price payable upon redemption at the option of the Corporation of Cumulative Preferred Stock, $1.24 Dividend Series, shall be Twenty-six Dollars ($26) per share to and including September 30, 1972, and Twenty-five Dollars and Fifty Cents ($25.50) per share thereafter.

     3. At least twenty (20) and not more than sixty (60) days prior to October 31 of each year the Corporation shall mail to each holder of shares of Cumulative Preferred Stock, $1.24 Dividend Series, of record as of a date not more than fifty (50) days preceding such mailing, at the address of such holder then appearing on the books of the Corporation, a notice in writing of its intention to accept tenders of not more than thirty-seven hundred fifty (3,750) shares of Cumulative Preferred Stock, $1.24 Dividend Series, tendered to the Corporation on or before such October 31 for purchase at a price per share not exceeding Twenty Five Dollars ($25.00) plus accrued dividends (the "maximum purchase price"). Not later than October 31 of each year the Corporation shall, out of any funds from which dividends might lawfully be paid, deposit with a bank or trust company doing business in the City of Chicago, State of Illinois, selected by the Corporation and designated in the aforesaid notice as the place to which tenders shall be delivered, a sum equal to the maximum purchase price of thirty-seven hundred fifty (3,750) shares of Cumulative Preferred Stock, $1.24 Dividend Series.

     Tenders shall be accepted on October 31 in the order of the prices at which they are made; those shares tendered at the lowest price to be the first purchased. Among tenders at the same price the Corporation may make selection of the shares which it will purchase so that as nearly as may be tenders may be accepted in their entirety rather than partially. The Corporation may make partial acceptance of one or more tenders so that the total number of shares purchased will not exceed thirty-seven hundred fifty (3,750). If the Corporation shall purchase less than all of the shares represented by any certificate, a new certificate for the shares not purchased will be issued to the holder of such shares.

     If after notice has been given and deposit of funds made as aforesaid, less than thirty-seven hundred fifty (3,750) shares of Cumulative Preferred Stock, $1.24 Dividend Series, shall be tendered for purchase at not more than the maximum purchase price, the purchase of such number of shares as shall have been so tendered at not more than the maximum purchase price shall constitute compliance by the Corporation for such year with the provisions hereof. Any funds deposited for the purpose of compliance with the provisions hereof and not required for such purpose shall be returned to the Corporation upon such compliance.

     Shares will not be deemed tendered unless and until the certificate or certificates therefor have been received by the bank or trust company designated for the purpose nor unless, if payment upon acceptance of tender thereof is to be made other than to the record holder, such certificate or certificates have been duly endorsed or are otherwise in proper form for transfer, with all transfer taxes in respect thereof paid or provided for.

     Default by the Corporation in complying with the provisions of this paragraph 3 shall preclude the declaration or the payment of dividends or the making of any other distribution whatsoever upon the Common Stock of the Corporation until the Corporation shall have cured such default by soliciting tenders and depositing the funds necessary to the purchase in the manner and upon the terms herein provided of such number of shares of Cumulative Preferred Stock, $1.24 Dividend Series, as shall equal the difference between (a) the product of thirty-seven hundred fifty (3,750) multiplied by the number of full twelve month periods elapsed since October 31, 1970; and (b) the product of thirty-seven hundred fifty (3,750) multiplied by the number of full twelve month periods since October 31, 1970 for which the Corporation has complied with the provisions of this paragraph 3; but neither the holder of any shares of Cumulative Preferred Stock, $1.24 Dividend Series, as such, nor the holders of all shares of Cumulative Preferred Stock, $1.24 Dividend Series, as a class, shall be entitled to apply to any court of law or equity for a money judgment or a decree of specific performance or similar relief or remedy on account of any such default other than to restrain the Corporation from the declaration or payment of dividends or the making of any distribution upon the Common Stock of the Corporation until such default shall have been cured.

     4. Shares of Cumulative Preferred Stock, $1.24 Dividend Series, redeemed, purchased upon tender, or otherwise reacquired by the Corporation shall be canceled and upon such cancellation shall be deemed to be authorized and unissued shares of Cumulative Preferred Stock, but shall not be reissued as shares of the same or any theretofore outstanding series.

     5. So long as any shares of Cumulative Preferred Stock, $1.24 Dividend Series, shall be outstanding (and unless the vote or assent of a greater number of shares of such series shall then be required by law), without the assent, given by vote at a meeting thereof called for the purpose, of the holders of a majority in interest of the outstanding shares of Cumulative Preferred Stock, $1.24 Dividend Series, the Corporation shall not issue any shares of "preferred stock" or issue any "funded debt" unless the "net earnings" of the Corporation for 12 consecutive calendar months during the 15 months immediately preceding the month in which such issue is to be made are at least one and one-half (1 1/2) times the aggregate of the annual interest charges on all indebtedness for borrowed money and the annual dividend requirements on all preferred stock of the Corporation to be outstanding immediately after the proposed issue.

     As used in this paragraph 5, "preferred stock" means the Cumulative Preferred Stock, $1.24 Dividend Series, and all shares of any class of stock ranking in respect of dividends or assets equally with or prior to the Cumulative Preferred Stock, $1.24 Dividend Series; "funded debt" means all indebtedness for borrowed money of the Corporation maturing one year or more after the date of issuance thereof (excluding renewals in such computations of time); and "net earnings" means net income after depreciation, Federal income taxes and other appropriate charges, but before interest charges and dividends on preferred computed in accordance with generally accepted accounting principles and without recognition of any charges or credits to earned surplus and after excluding from the computation of such net income all profits realized and losses sustained from the sale or other disposition of capital assets and resulting increases in and reductions of taxes based on income. If notice of redemption of securities has been given or irrevocably authorized to be given by or on behalf of the Corporation and the funds necessary to effect the redemption of such securities have been irrevocably deposited in trust for such purpose, such securities shall not be deemed to be outstanding for purposes of this paragraph 5.

                             C.

     THE CUMULATIVE PREFERRED STOCK, $5
     DIVIDEND SERIES

     1.   The dividend rate on the Cumulative Preferred Stock,
$5 Dividend Series, shall be $5 per annum.

     2. The price payable upon redemption at the option of the Corporation of Cumulative Preferred Stock, $5 Dividend Series, shall be One Hundred Two Dollars ($102) per share.

                             D.

    THE CUMULATIVE PREFERRED STOCK, $4.70
    DIVIDEND SERIES

     1.   The dividend rate on the Cumulative Preferred Stock,
$4.70 Dividend Series, shall be $4.70 per annum.

     2. The price payable upon redemption at the option of the Corporation of Cumulative Preferred Stock, $4.70 Dividend Series, shall be One Hundred Three Dollars and Fifty Cents ($103.50) to and including June 30, 1972; One Hundred Three Dollars ($103) and One Hundred Two Dollars and Fifty Cents ($102.50) in each of the two (2) succeeding twelve month periods, respectively; and One Hundred Two Dollars ($102) after June 30, 1974.

     3. At least twenty (20) and not more than sixty (60) days prior to July 31 of each year, the Corporation shall mail to each holder of shares of Cumulative Preferred Stock, $4.70 Dividend Series, of record as of a date not more than fifty (50) days preceding such mailing, at the address of such holder then appearing on the books of the Corporation, a notice in writing of its intention to accept tenders of not more than twelve hundred (1,200) shares of Cumulative Preferred Stock, $4.70 Dividend Series, tendered to the Corporation on or before such July 31 for purchase at a price per share not exceeding $100 plus accrued dividends (the "maximum purchase price"). Not later than July 31 of each year the Corporation shall, out of any funds from which dividends might lawfully be paid, deposit with a bank or trust company doing business in the City of Chicago, selected by the Corporation and designated in the aforesaid notice as the place to which tenders shall be delivered, a sum equal to the maximum purchase price of twelve hundred (1,200) shares of Cumulative Preferred Stock, $4.70 Dividend Series.

     Tenders shall be accepted on July 31 in the order of the prices at which they are made; those shares tendered at the lowest price to be the first purchased. Among tenders at the same price the Corporation may prorate the available funds according to the number of shares held or the number of shares tendered by each holder making a tender at such price or may make selection of the shares which it will purchase so that as nearly as may be tenders may be accepted in their entirety rather than partially. The Corporation may make partial acceptance of one or more tenders so that the total number of shares purchased will not exceed twelve hundred (1,200). If the Corporation shall purchase less than all of the shares represented by any certificate, a new certificate for the shares not purchased will be issued to the holder of such shares.

     If after notice has been given and deposit of funds made as aforesaid, less than twelve hundred (1,200) shares of Cumulative Preferred Stock, $4.70 Dividend Series, shall be tendered for purchase at not more than the maximum purchase price, the purchase of such number of shares as shall have been so tendered at not more than the maximum purchase price shall constitute compliance by the Corporation for such year with the provisions hereof. Any funds deposited for the purpose of compliance with the provisions hereof and not required for such purpose shall be returned to the Corporation upon such compliance.

     Shares will not be deemed tendered unless and until the certificate or certificates therefor have been received by the bank or trust company designated for the purpose nor unless, if payment upon acceptance of tender thereof is to be made other than to the record holder, such certificate or certificates have been duly endorsed or are otherwise in proper form for transfer, with all transfer taxes due in respect thereof paid or provided for.

     Default by the Corporation in complying with the provisions of this paragraph 3 shall preclude the declaration or the payment of dividends or the making of any other distribution whatsoever upon the Common Stock of the Corporation until the Corporation shall have cured such default by soliciting tenders and depositing the funds necessary to the purchase in the manner and upon the terms herein provided of such number of shares of Cumulative Preferred Stock, $4.70 Dividend Series, as shall equal the difference between (a) the product of twelve hundred (1,200) multiplied by the number of full twelve month periods elapsed from and after July 31, 1970, and (b) the product of twelve hundred (1,200) multiplied by the number of full twelve month periods from and after July 31, 1970 for which the Corporation has complied with the provisions of this paragraph 3; but neither the holder of any shares of Cumulative Preferred Stock, $4.70 Dividend Series, as such, nor the holders of all shares of Cumulative Preferred Stock, $4.70 Dividend Series, as a class, shall be entitled to apply to court of law or equity for a money judgment or a decree of specific performance or similar relief or remedy on account of any such default other than to restrain the Corporation from the declaration or payment of dividends or the making of any distribution upon the Common Stock of the Corporation until such default shall have been cured.

     4. Shares of Cumulative Preferred Stock, $4.70 Dividend Series, purchased upon tender as herein provided shall be canceled and shall not be reissued.

     5. So long as any shares of Cumulative Preferred Stock, $4.70 Dividend Series, shall be outstanding (and unless the vote or assent of a greater number of shares of such series shall then be required by law), without the assent, given by vote at a meeting thereof called for the purpose, of the holders of a majority in interest of the outstanding shares of Cumulative Preferred Stock, $4.70 Dividend Series, the Corporation shall not issue any shares of "preferred stock" or issue any "funded debt" unless the "net earnings" of the Corporation for 12 consecutive calendar months during the 15 months immediately preceding the month in which such issue is to be made are at least one and one-half (1 1/2) times the aggregate of the annual interest charges on all indebtedness for borrowed money and the annual dividend requirements on all preferred stock of the Corporation to be outstanding immediately after the proposed issue. As used in this paragraph 5, "preferred stock" means the Cumulative Preferred Stock, $4.70 Dividend Series, and all shares of any class of stock ranking in respect of dividends or assets equally with or prior to the Cumulative Preferred Stock, $4.70 Dividend Series; "funded debt" means all indebtedness for borrowed money of the Corporation maturing one year or more after the date of issuance thereof (excluding renewals in such computations of time); and "net earnings" means net income after depreciation, Federal income taxes and other appropriate charges, but before interest charges and dividends on preferred stock, computed in accordance with generally accepted accounting principles and without recognition of any charges or credits to earned surplus and after excluding from the computation of such net income all profits realized and losses sustained from the sale or other disposition of capital assets and resulting increases in and reductions of taxes based on income. If notice of redemption of securities has been given or irrevocably authorized to be given by or on behalf of the Corporation and the funds necessary to effect the redemption of such securities have been irrevocably deposited in trust for such purpose, such securities shall not be deemed to be outstanding for purposes of this paragraph 5.

     Fifth: The Board of Directors is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation without any action on the part of the stockholders. By-laws made by the directors may, however, be amended, altered, changed, added to or repealed at any annual meeting of the stockholders or at any special meeting of the stockholders called for that purpose, at which a quorum shall be present, by the holders of a majority of each class of stock entitled to vote thereat.

     Sixth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     Seventh: In order to induce the directors, officers, employees and agents of the Corporation and each person (including a director, officer, employee or agent of the Corporation) who, at the request of the Corporation, acts as a director or officer of any other corporation in which the Corporation has an interest to protect, to continue to serve as such and in order to induce such other persons as may hereafter be elected or appointed directors, officers, employees or agents of the Corporation or such other corporation to serve as such, and in consideration of such service and as additional compensation therefor:

          (1)  No director of the Corporation shall be
     personally liable to the Corporation or its stockholders for breach of fiduciary duty as a director; provided, however, that this Article Seventh shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the provisions of Section 174 of the Delaware General Corporation Law and amendments thereto, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the maximum extent permitted by the Delaware General Corporation Law, as so amended.

          (2) The Corporation shall have the power to indemnify any person, advance expenses and purchase and maintain insurance on behalf of any person to the fullest extent permitted, from time to time, by the Delaware General Corporation Law.

          (3) Any repeal or modification of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.